EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST DECLARES PREFERRED DIVIDENDS
FOR THE SECOND QUARTER OF 2024

DALLAS, April 10, 2024 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that its Board of Directors (the “Board”) declared a dividend of $0.5281 per diluted share for the Company’s 8.45% Series D Cumulative Preferred Stock for the second quarter ending June 30, 2024. The dividend is payable on July 15, 2024, to stockholders of record as of June 28, 2024.
The Board declared a dividend of $0.4609 per diluted share for the Company’s 7.375% Series F Cumulative Preferred Stock for the second quarter ending June 30, 2024. The dividend is payable on July 15, 2024, to stockholders of record as of June 28, 2024.
The Board declared a dividend of $0.4609 per diluted share for the Company’s 7.375% Series G Cumulative Preferred Stock for the second quarter ending June 30, 2024. The dividend is payable on July 15, 2024, to stockholders of record as of June 28, 2024.
The Board declared a dividend of $0.46875 per diluted share for the Company’s 7.50% Series H Cumulative Preferred Stock for the second quarter ending June 30, 2024. The dividend is payable on July 15, 2024, to stockholders of record as of June 28, 2024.
The Board declared a dividend of $0.46875 per diluted share for the Company’s 7.50% Series I Cumulative Preferred Stock for the second quarter ending June 30, 2024. The dividend is payable on July 15, 2024, to stockholders of record as of June 28, 2024.

The Board declared a monthly cash dividend for the Company’s Series J Redeemable Preferred Stock payable as follows: $0.16667 per share will be paid on May 15, 2024 to stockholders of record as of April 30, 2024; $0.16667 per share will be paid on June 17, 2024 to stockholders of record as of May 31, 2024; and $0.16667 per share will be paid on July 15, 2024 to stockholders of record as of June 28, 2024.
The Board declared a monthly cash dividend for CUSIPs 04410D867, 04410D792 and 04410D727 of the Company’s Series K Redeemable Preferred Stock payable as follows: $0.17292 per share will be paid on May 15, 2024 to stockholders of record as of April 30, 2024; $0.17292 per share will be paid on June 17, 2024 to stockholders of record as of May 31, 2024; and $0.17292 per share will be paid on July 15, 2024 to stockholders of record as of June 28, 2024.
The Board declared a monthly cash dividend for all remaining CUSIPs of the Company’s Series K Redeemable Preferred Stock payable as follows: $0.17083 per share will be paid on May 15, 2024 to stockholders of record as of April 30, 2024; $0.17083 per share will be paid on June 17, 2024 to stockholders of record as of May 31, 2024; and $0.17083 per share will be paid on July 15, 2024 to stockholders of record as of June 28, 2024.
As of March 31, 2024, there were 4,353,135 shares of the Company’s Series J Redeemable Preferred Stock and 262,060 shares of the Company’s Series K Redeemable Preferred Stock issued and outstanding.
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to repay, refinance, or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.
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